EXHIBIT 99.2

May 18, 2011

Dear Shareholders,

You recently received proxy materials in connection with the special meeting of shareholders of Cascade Financial Corporation to be held on Tuesday, May 31, 2011.  According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The special meeting is being held to consider and vote on the approval of the merger of Cascade Financial, Cascade Bank and Opus Bank.

If approved:

If the merger is approved, you will receive approximately $0.45 for each share of common stock of Cascade Financial you own.

If not approved:

If the merger is not approved, Cascade Financial and Cascade Bank will continue to be in violation of a regulatory order by the Federal Deposit Insurance Corporation (“FDIC”) and a regulatory agreement with the Federal Reserve Board (“FRB”) which are described in the proxy statement, and if we cannot raise sufficient additional capital, $68 million as of December 31, 2010, the FDIC and FRB could appoint a conservator or receiver to liquidate or close Cascade Bank.

Your Vote is Important:

Your vote on the merger is extremely important. Because approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against approval of the merger proposal.

Whether or not you plan to attend the special meeting in person, please mark, sign, date and return the proxy card as soon as possible in the enclosed postage-paid envelope, or vote through the Internet or by phone, following the instructions on the proxy card or voting instruction form.  If you attend the special meeting, and you hold your shares in your own name or you've obtained a legal proxy from your broker, you will, of course, have the right to revoke the proxy and vote your shares in person.

THE BOARDS OF DIRECTORS OF CASCADE FINANCIAL CORPORATION AND CASCADE BANK UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

INSTITUTIONAL SHAREHOLDER SERVICES INC. (ISS) AND GLASS LEWIS & CO., TWO OF THE LEADING PROXY ADVISORY FIRMS, HAVE ALSO RECOMMENDED THAT CASCADE FINANCIAL’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

Additional Information and Where to Find It

Cascade Financial has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other relevant materials in connection with the Merger described above.  The definitive proxy statement has been sent to the shareholders of Cascade Financial.  Before making any voting decision with respect to the Merger, shareholders are urged to read the proxy statement and the other relevant materials because they contain important information about the Merger.  The proxy statement and other relevant materials and any other documents filed by Cascade Financial with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov or at Cascade Financial’s website at http://www.cascadebank.com under the tab “Shareholder Information.”  In addition, shareholders may obtain free copies of the documents filed with the SEC by calling Advantage Proxy toll-free at (877) 870-8565.

Participants in the Solicitation

Cascade Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cascade Financial in connection with the Merger. Information about the directors and executive officers of Cascade Financial is set forth in its proxy statement on Schedule 14A filed with the SEC on May 17, 2010 and Cascade Financial’s Annual Report on Form 10-K filed on March 25, 2011.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger is included in the definitive proxy statement filed by Cascade Financial with the SEC on April 18, 2011.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special meeting of shareholders, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m., Eastern Time, Monday through Friday.

Sincerely,

/s/ Carol K. Nelson
Carol K. Nelson
President and CEO

METHODS OF VOTING

Please vote your shares now so that your vote can be counted without delay.  Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the shareholder meeting:

•
VOTE THROUGH THE INTERNET: You may cast your vote on the Internet by logging onto the website shown on the front of your proxy card or voting instruction form (“VIF”).  You will need to reference the control number that is found on your proxy card or VIF.

•	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll free number found on your proxy card or VIF. You will need to reference the control number that is found on your proxy card or VIF.

•	VOTE BY MAIL: You may cast your vote by signing, dating and mailing the proxy card that you received earlier or which is enclosed with this letter.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.